Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2010 Stock Incentive Plan of Douglas Dynamics, Inc. of our report dated March 8, 2010, with respect to the consolidated financial statements for the year ended December 31, 2009 of Douglas Dynamics, Inc. included in its Registration Statement on Form S-1 (Reg. No. 333-164590), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
September 10, 2010